Exhibit 99.1

DATE: May 6, 2010

FOR IMMEDIATE RELEASE

Eastern Insurance Holdings, Inc. Announces First Quarter 2010 Results

Lancaster, Pa. – Eastern Insurance Holdings, Inc. (“EIHI” or the “Company”) (NASDAQ: EIHI) today reported earnings for the three months ended March 31, 2010. EIHI reported net income of $1.9 million, or $0.21 per diluted share, for the first quarter of 2010, compared to a net loss of $555,000, or $0.06 per diluted share, for the same period in 2009. EIHI’s diluted book value per share was $16.07 as of March 31, 2010 compared to $15.78 as of December 31, 2009, an increase of $0.29 per share or 1.8 percent.

“Our workers’ compensation insurance business segment recorded a solid increase in new business submissions and written premiums during the first quarter,” said Bruce M. Eckert, Chief Executive Officer. “This result was achieved across all three operating territories, but the increases were particularly noticeable in our Midwest and Southeast markets. ParallelPay, our pay-as-you-go workers’ compensation product, continues to play an important role in new business production and passed the $10.0 million sales milestone during the quarter. Offsetting these sales trends were a persistent pattern of rate pressures in the marketplace and a continuing decline in employment levels and payroll audits.”

Eckert noted the press release of May 4, 2010 reporting on the sale of the Company’s group benefits subsidiary, Eastern Life and Health Insurance Company, to Security Life Insurance Company of America and continued; “We are proud of the successes we achieved at Eastern Life and Health since the 2006 merger and have every expectation that its acquisition by Security Life will continue the success of its people, products and services into the future.”

Eckert further noted, “Proceeds from the sale of Eastern Life and Health Insurance Company will be used to underwrite a multi-year expansion, both organic and by acquisition of our workers’ compensation insurance segment, and to fund share repurchases.”

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

May 6, 2010

Eckert concluded by adding, “We continue to evaluate our run-off Specialty Reinsurance segment and recently commenced a follow-up claims audit at the ceding company with the intention of reviewing the entirety of the open claims inventory. This segment historically has been volatile with adverse development in 2008 and prior years. The results of this claims audit will be incorporated in our reserve evaluation process.”

Net income (loss) for the three months ended March 31, 2010 and 2009 consisted of the following (in thousands):

	2010	2009
Workers’ compensation insurance	$1,726	$1,764
Run-off specialty reinsurance	692	(957)
Corporate and other	(1,051)	(1,612)

Income (loss) from continuing operations	1,367	(805)
Discontinued operations[1]	535	250

Net income (loss)	$1,902	$(555)

Diluted earnings per share for the three months ended March 31, 2010 and 2009 consisted of the following:

	2010	2009
Workers’ compensation insurance	$0.19	$0.20
Run-off specialty reinsurance	0.07	(0.11)
Corporate and other	(0.11)	(0.18)

Earnings per share from continuing operations	0.15	(0.09)
Discontinued operations	0.06	0.03

Diluted earnings per share	$0.21	$(0.06)

Weighted average fully diluted shares considered outstanding used to calculate diluted earnings per share for the three months ended March 31, 2010 and 2009 consisted of the following:

	2010	2009
Shares issued on June 16, 2006	10,603,548	3,876,048
Weighted average ESOP shares	274,322	199,572
Weighted average restricted stock shares	135,318	97,668
Weighted average treasury shares purchased	(2,091,757)	(2,091,741)
Weighted average stock warrants exercised[2]	180,291	42,541

Total	9,101,722	8,851,588

[1]

Discontinued operations, formerly EIHI’s group benefits insurance segment, consists of the results of EIHI’s dental, short and long term disability, group life and vision products. On May 4, 2010, EIHI entered into a stock purchase agreement to sell this business. The closing of the sale and transfer of ownership are subject to regulatory approval.

[2]

306,099 warrants were outstanding as of January 1, 2009 of which 244,879 warrants were earned. The remaining 61,220 warrants will not be earned. On March 10, 2009, the 244,879 warrants were exercised. EIHI retained 64,588 warrants as payment of the exercise price. The 42,541 warrants for the three months ended March 31, 2009 represent the weighted average stock warrants outstanding prior to the exercise of the 180,291 warrants.

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

May 6, 2010

Consolidated highlights for the first quarter include:

•

Revenue from continuing operations for the first quarter of 2010 increased to $28.1 million compared to $24.4 million for the same period in 2009. The increase in revenue is due primarily to an increase in net premiums earned and income from limited partnerships and a change to net realized investment gains in 2010 from net realized investment losses in 2009. Revenue from discontinued operations was $9.9 million for the three months ended March 31, 2010, compared to $9.7 million for the same period in 2009;

•

Net premiums earned from continuing operations were $25.3 million for the first quarter of 2010 compared to $24.8 million for the same period in 2009. The increase in net premiums earned is due primarily to an increase in direct written premium production and more favorable reinsurance terms in 2010 compared to 2009 partially offset by the termination of the reinsurance treaty effective July 1, 2008 that comprised the run-off specialty reinsurance segment, reductions in workers’ compensation insurance premiums during the first quarter of 2010 related to payroll audit premium adjustments and renewal rate decreases;

•

Net investment income from continuing operations was $1.4 million ($986,000 after-tax) for the three months ended March 31, 2010, compared to $1.5 million ($1.1 million after-tax) for the same period in 2009. The decrease in net investment income is due primarily to the current lower interest rate environment;

•

The change in equity interest in limited partnerships from continuing operations increased $353,000 to income of $259,000 ($187,000 after-tax) for the three months ended March 31, 2010, compared to a loss of $94,000 ($61,000 after-tax) for the same period in 2009;

•

Net realized investment gains from continuing operations, excluding the segregated portfolio cell reinsurance segment, were $432,000 ($346,000 after-tax) for the three months ended March 31, 2010 compared to net realized investment losses from continuing operations, excluding the segregated portfolio cell reinsurance segment, of $966,000 ($1.0 million after-tax) for the same period in 2009; and

•

There was no loss reserve development recorded on prior accident years in the workers’ compensation insurance segment for the three months ended March 31, 2010, compared to $549,000 ($357,000 after-tax) of favorable loss reserve development on prior accident years in the workers’ compensation insurance segment for the three months ended March 31, 2009.

Segment Operating Results

Workers’ Compensation Insurance

EIHI’s workers’ compensation insurance segment reported net income of $1.7 million for the first quarter of 2010, compared to $1.8 million for the first quarter of 2009. Highlights for the first quarter include:

•	Direct written premiums increased to $38.9 million for the three months ended March 31, 2010, compared to $36.2 million for the same period in 2009, an increase of 7.5 percent;

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

May 6, 2010

•

Net premiums earned increased to $19.4 million for the first quarter of 2010, compared with $17.9 million for the first quarter of 2009, an increase of 8.4 percent. The increase in net premiums earned relates primarily to first quarter 2010 production increases and more favorable reinsurance terms in 2010 compared to 2009, partially offset by payroll audit premium adjustments and continued renewal rate decreases;

•

Audit premium, which results from an examination of the policyholders’ payroll and other records, resulted in the Company recording return premium to policyholders of $382,000 for the three months ended March 31, 2010 compared to additional premium to the Company of $283,000 for the same period in 2009, a decrease of $665,000;

•

Net investment income was $830,000 for the first quarter of 2010, compared to $958,000 for the same period in 2009. The decrease in net investment income is due primarily to the lower interest rate environment;

•	The change in equity interest in limited partnerships was income of $205,000 for the three months ended March 31, 2010, compared to a loss of $94,000 for the same period in 2009;

•	After-tax net realized investment gains of $293,000 were recorded for the three months ended March 31, 2010, compared to after-tax net realized investment losses of $6,500 for the same period in 2009;

•	The combined ratio was 95.1 percent for the first quarter of 2010, compared to 91.2 percent for the same period last year;

•

The calendar period loss and LAE ratio was 66.0 percent and 62.0 percent for the three months ended March 31, 2010 and 2009, respectively. For the three months ended March 31, 2009, $549,000 of favorable loss reserve development on prior accident years was recorded, which decreased the 2009 loss ratio by 3.1 percentage points, compared to no loss reserve development recorded for the same period in 2010; and

•	The expense ratio was 28.2 percent for the three months ended March 31, 2010 and 2009.

Segregated Portfolio Cell Reinsurance

The segregated portfolio cell reinsurance segment has fourteen active programs, which produce fee-based revenue and segregated portfolio cell dividends for EIHI’s other business segments. Marketing activity in this segment has increased despite current economic trends, largely as a result of our expansion into the Southeast and Midwest markets.

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

May 6, 2010

Run-Off Specialty Reinsurance

Prior to July 1, 2008, business in the run-off specialty reinsurance segment was assumed through participation in a reinsurance treaty with an unaffiliated ceding company related to an underground storage tank insurance program, referred to as “EnviroGuard,” and a non-hazardous waste transportation product, referred to as “EIA Liability.” Effective July 1, 2008, EIHI terminated the reinsurance treaty that comprised the run-off specialty reinsurance segment.

EIHI’s run-off specialty reinsurance segment reported net income of $692,000 for the first quarter of 2010, compared to a net loss of $957,000 for the same period last year. Highlights for the first quarter include:

•

Net premiums earned were $6,000 for the first quarter of 2010, compared to $899,000 in 2009. The decrease in net premiums earned is due to the July 1, 2008 termination of the reinsurance treaty that comprised the run-off specialty reinsurance segment;

•	Net investment income was $305,000 for the three months ended March 31, 2010, compared to $258,000 for the same period last year;

•	The change in equity interest in limited partnerships was income of $54,000 for the three months ended March 31, 2010, compared to no change for the same period in 2009;

•

After-tax net realized investment gains of $185,000 were recorded for the three months ended March 31, 2010, compared to after-tax net realized investment losses of $1.2 million for the same period in 2009; and

•

There was no loss reserve development recorded for the three months ended March 31, 2010 and 2009. EIHI recently commenced a follow-up claims audit at the ceding company with the intention of reviewing the entirety of the open claims inventory. This segment historically has been volatile with adverse development in 2008 and prior years. The results of this claims audit will be incorporated in our reserve evaluation process.

Corporate and Other

The corporate and other segment primarily includes corporate expenses and EIHI’s third party administration business. The corporate and other segment recorded a net loss of $1.1 million for the three months ended March 31, 2010, compared to a net loss of $1.6 million for the three months ended March 31, 2009. The 2009 net loss was impacted by a deferred tax valuation allowance, which increased income tax expense by $678,000.

Discontinued Operations

EIHI’s discontinued operations, formerly its group benefits insurance segment, reported net income of $535,000 for the three months ended March 31, 2010, compared to net income of $250,000 for the same period in 2009.

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

May 6, 2010

Financial Condition

Total assets were $402.0 million as of March 31, 2010. Shareholders’ equity was $156.9 million as of March 31, 2010. As of March 31, 2010, EIHI’s book value per share and diluted book value per share were $16.19 and $16.07, respectively. Outstanding shares used to calculate book value per share and diluted book value per share were 9,691,257 and 10,340,445, respectively, as of March 31, 2010. The basic book value per share calculation includes the impact of restricted stock awards of 251,675 shares and warrants exercised of 180,291. The diluted book value per share calculation includes the additional dilutive impact of stock options to purchase 649,188 common shares, which have a weighted average exercise price of $14.36.

Conference Call with Investors

EIHI will hold a conference call with investors beginning at 10:00 a.m. Eastern Time on Friday, May 7, 2010 to review the Company’s 2010 first quarter results. The conference call will be available via a live webcast accessed through the Investor Relations section of www.easterninsuranceholdings.com. The dial-in numbers for the conference call are as follows:

Live Call

800-860-2442 (Domestic)

412-858-4600 (International)

866-605-3852 (Canada)

A replay of the conference call will be available through May 17, 2010, at 877-344-7529 (domestic) and 412-317-0088 (international). The replay conference number for the conference call is 440122. An online archive of the webcast will be available on the Investor Relations section of www.easterninsuranceholdings.com.

Consolidated Financial Results

Set forth in the tables below are the unaudited consolidated balance sheets as of March 31, 2010 and December 31, 2009 and unaudited statements of income for the three months ended March 31, 2010 and 2009.

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

May 6, 2010

EASTERN INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except share and per share data)

	March 31 2010	December 31 2009
ASSETS
Investments:
Fixed income securities, at estimated fair value (amortized cost, $143,173; $154,828)	$147,708	$159,101
Convertible bonds, at estimated fair value (amortized cost, $16,889; $3,641)	17,469	4,134
Equity securities, at estimated fair value (cost, $15,291; $16,438)	19,636	20,332
Other long-term investments, at estimated fair value (cost, $7,896; $7,879)	8,456	8,197

Total investments	193,269	191,764
Cash and cash equivalents	52,263	50,841
Accrued investment income	1,500	1,444
Premiums receivable (net of allowance, $631; $631)	39,465	32,404
Reinsurance recoverable on paid and unpaid losses and loss adjustment expenses	12,861	12,354
Deferred acquisition costs	7,610	6,487
Deferred income taxes, net	929	1,343
Federal income taxes recoverable	499	1,549
Intangible assets	7,126	7,448
Goodwill	10,752	10,752
Other assets	9,095	8,203
Discontinued operations – group benefits insurance	66,649	66,935

Total assets	$402,018	$391,524

LIABILITIES
Reserves for unpaid losses and loss adjustment expenses	$119,069	$121,093
Unearned premium reserves	57,090	46,016
Advance premium	138	657
Accounts payable and accrued expenses	10,828	11,853
Ceded reinsurance balances payable	7,160	5,900
Segregated portfolio cell dividend payable	16,773	16,684
Loan payable	1,747	1,986
Discontinued operations – group benefits insurance	32,341	33,470

Total liabilities	245,146	237,659

SHAREHOLDERS’ EQUITY
Series A preferred stock, par value $0, auth. shares – 5,000,000; no shares issued and outstanding	—	—
Common capital stock, par value $0, auth. shares – 20,000,000; issued – 11,783,014; outstanding –9,691,257	—	—
Unearned ESOP compensation	(4,675)	(4,859)
Additional paid in capital	113,442	113,049
Treasury stock, at cost (2,091,757 shares)	(32,666)	(32,666)
Retained earnings	74,262	73,038
Accumulated other comprehensive income, net	6,509	5,303

Total shareholders’ equity	156,872	153,865

Total liabilities and shareholders’ equity	$402,018	$391,524

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

May 6, 2010

EASTERN INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED STATEMENTS OF INCOME

(Unaudited, in thousands, except share and per share data)

	Three Months Ended
	March 31, 2010	March 31, 2009
Revenue:
Net premiums earned	$25,346	$24,847
Net investment income	1,352	1,486
Change in equity interest in limited partnerships	259	(94)
Net realized investment gains (losses)	997	(2,061)
Other revenue	146	239

Total revenue	28,100	24,417

Expenses:
Losses and loss adjustment expenses incurred	17,151	15,939
Acquisition and other underwriting expenses	3,286	3,216
Other expenses	5,094	5,135
Amortization of intangible assets	321	433
Policyholder dividends	178	185
Segregated portfolio dividend expense	183	(739)

Total expenses	26,213	24,169

Income from continuing operations before income taxes	1,887	248
Income tax expense from continuing operations	520	1,053

Net income (loss) from continuing operations	$1,367	$(805)

Discontinued operations – group benefits insurance:
Income from discontinued operations	797	330
Income tax expense	262	80

Net income from discontinued operations	535	250

Net income (loss)	$1,902	$(555)

Earnings per share (EPS) from continuing operations:
Basic shares outstanding	9,065,183	8,851,588
Basis EPS	$0.15	$(0.09)

Diluted shares outstanding	9,101,722	8,851,588
Diluted EPS	$0.15	$(0.09)

Earnings per share (EPS):
Basic shares outstanding	9,065,183	8,851,588
Basis EPS	$0.21	$(0.06)

Diluted shares outstanding	9,101,722	8,851,588
Diluted EPS	$0.21	$(0.06)

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

May 6, 2010

Cautionary Statement

Some of the statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “project,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms or other similar terminology. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. No assurance can be given that management’s expectations, beliefs or projections will occur or be achieved or accomplished. Factors that could affect the Company’s actual results include, among others, the fact that our loss reserves are based on estimates and may be inadequate to cover our actual losses; the uncertain effects of emerging claim and coverage issues on our business; an inability to obtain or collect on our reinsurance protection; a downgrade in the A.M. Best rating of our insurance subsidiaries; the impact of extensive regulation of the insurance industry and legislative and regulatory changes; a failure to realize our growth strategies and investment objectives; the further deterioration in the fixed income and equity security markets, the effects of intense competition; the loss of one or more principal employees; the geographic concentration of our business; the failure of independent insurance brokers to adequately market our products; and other factors described in our filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statements.

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SOURCE:	Eastern Insurance Holdings, Inc.
CONTACT:	Kevin Shook, Treasurer and Chief Financial Officer (717) 735-1660, kshook@eains.com